Exhibit 10.4

SECOND AMENDMENT
TO
AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this "Amendment"), is dated as of January 8, 2016 (the “Effective Date”), by and among First States Investors 6000A, L.P. (“6000A Seller”), First States Investors 6000B, L.P. (“6000B Seller”), First States Investors 6000C, L.P. (“6000C Seller”) and First States Investors 6000D, L.P. (“6000D Seller”, and together with 6000A Seller, 6000B Seller and 6000C Seller, each, individually, and collectively “Seller”) and PONTUS NET LEASE ADVISORS, LLC, a Delaware limited liability company (“Purchaser”).
W I T N E S S E T H :
WHEREAS, Seller and Purchaser entered into that certain Amended and Restated Purchase and Sale Agreement, dated as of October 21st, 2015 (the "A&R Agreement"); and
WHEREAS, Seller and Purchaser amended the A&R Agreement pursuant to that certain First Amendment to Amended and Restated Purchase and Sale Agreement, dated as of December 4, 2015 (the “First Amendment”; the A&R Agreement, as amended by the First Amendment, hereinafter referred to herein as the “Original Agreement”); and
WHEREAS, Seller and Purchaser now desire to further amend the Original Agreement as hereinafter provided.
NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:
1.    Definitions.    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Original Agreement.
2.    Due Diligence Contingency Approval.
(a)    Purchaser hereby approves Purchaser’s Due Diligence Investigations and confirms that, in the event that Seller elects not to or, in Purchaser’s reasonable discretion, is unable to cure the title conditions set forth in clauses (i)-(iv) below, Purchaser has elected to remove only the following Properties from the Properties being purchased pursuant to Section 5.1(e) of the Original Agreement:
(i)    Property 3132, Cypress Point (1300 Palm Coast Parkway, Palm Coast, FL). A Declaration of Restrictive Covenant (Book 504, Page 1801) contains a use restriction prohibiting the use of the property as a financial institution other than First Union National Bank of Florida;
(ii)    Property 3600, Cypress Lake Drive (7750 Cypress Lake Drive, Fort Myers, FL). A Declaration of Covenants, Conditions, Restrictions and Easements for Lots 1, 2 and 3 of University Crossing Subdivision (Book 2803, Page 3830) and Memorandum of Ground Lease (Book 2684, Page 2880) contain a use restriction prohibiting the operation of any bank with drive-through customer service without written consent from the Anchor Tenant (Albertson’s, or its successor-in-interest);
(iii)    Property 3155, Sawgrass (12396 W. Sunrise Blvd., Plantation, FL). A Declaration and Amended and Restated Perpetual, Unrestricted Utility Easement and Easement for Governmental Services (OR Book 25923, Page 880) and Declaration of Restriction (OR Book 25188, Page 967) state that the property cannot be used for any financial institution other than Family Bank; and
(iv)    Property 3133, Deerfield Beach (H.S.) (3325 W. Hillsboro Road, Deerfield Beach, FL). An REA applicable to that property [OR Book 11820, Page 943] is an appurtenant easement providing access to the Property. This REA expired on its terms on December 31, 2014.
(b)    Purchaser and Seller hereby agree that, at Closing, Purchaser shall receive a credit against the Purchase Price in the amount of One Million Dollars and 00/100 ($1,000,000.00) for matters that arose as a result of Purchaser’s Due Diligence Investigations.
(c)    Purchaser and Seller hereby agree that the Scheduled Closing Date is hereby amended to be February 9, 2016.
(d)    Purchaser and Seller hereby agree and acknowledge that, subject to the terms set forth herein, this Amendment shall constitute Purchaser’s Due Diligence Contingency Approval Notice.
3.    Ratification.    Except as modified and amended hereby, the Original Agreement remains in full force and effect in accordance with its terms and is hereby ratified and confirmed by Seller and Purchaser.
4.    Miscellaneous.
(a)    This Amendment supersedes any prior agreements or understandings between the parties with respect to the subject matter hereof.
(b)    To facilitate execution of this Amendment, this Amendment may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronically mailed (in portable document format (“PDF”)) signature for each party contemplated to sign this Amendment, will constitute a complete and fully executed agreement. All such fully executed original, faxed or PDF counterparts will collectively constitute a single agreement.
(c)    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(d)    From and after the date hereof, the term “Agreement” shall be deemed to refer to the Original Agreement, as amended by this Amendment. If and to the extent that any of the provisions of this Amendment conflict or are otherwise inconsistent with any provisions of the Original Agreement, the provisions of this Amendment shall prevail.
(e)    This Amendment cannot be modified in any manner except by a written agreement signed by Seller and Purchaser.
[SIGNATURE PAGE FOLLOWS; NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment the date and year first above written.

SELLERS:

Witness:	FIRST STATES INVESTORS 6000A, L.P.,
/s/ Debra S. Shepard	a Delaware limited partnership
Debra S. Shepard
By: First States Investors 6000A GP, LLC,
/s/ Teresa Fakalata	a Delaware limited liability company
Teresa Fakalata
By: /s/ Jeff Waldvogel
Name: Jeff Waldvogel
Title: CFO

Witness:	FIRST STATES INVESTORS 6000B, L.P.,
/s/ Debra S. Shepard	a Delaware limited partnership
Debra S. Shepard
By: First States Investors 6000B GP, LLC,
/s/ Teresa Fakalata	a Delaware limited liability company
Teresa Fakalata
By: /s/ Jeff Waldvogel
Name: Jeff Waldvogel
Title: CFO

Witness:	FIRST STATES INVESTORS 6000C, L.P.,
/s/ Debra S. Shepard	a Delaware limited partnership
Debra S. Shepard
By: First States Investors 6000C GP, LLC,
/s/ Teresa Fakalata	a Delaware limited liability company
Teresa Fakalata
By: /s/ Jeff Waldvogel
Name: Jeff Waldvogel
Title: CFO

Witness:	FIRST STATES INVESTORS 6000D, L.P.,
/s/ Debra S. Shepard	a Delaware limited partnership
Debra S. Shepard
By: First States Investors 6000D GP, LLC,
/s/ Teresa Fakalata	a Delaware limited liability company
Teresa Fakalata
By: /s/ Jeff Waldvogel
Name: Jeff Waldvogel
Title: CFO

PURCHASER:

Witness:	PONTUS NET LEASE ADVISORS, LLC,
/s/ Authorized Signatory	a Delaware limited partnership

By: /s/ Michael Press
/s/ Authorized Signatory	Name: Michael Press
Title: President